                                  EXHIBIT 3.1


                              Bylaws, as amended

                                     BYLAWS
                                     ------
                                       OF
                                       --
                          CHECKMATE ELECTRONICS, INC.,
                          ---------------------------
                             A GEORGIA CORPORATION
                             ---------------------




                            Adopted:  June 23, 1993

                               TABLE OF CONTENTS
                                OF THE BYLAWS OF
                          CHECKMATE ELECTRONICS, INC.


                                                                       Page
                                                                       ----
ARTICLE 1  Identification

     Section 1.01.    Name.............................................  1
     Section 1.02.    Offices..........................................  1
     Section 1.03.    Seal.............................................  1
     Section 1.04.    Fiscal Year......................................  1

ARTICLE 2  Capital Stock

     Section 2.01.    Consideration for Shares.........................  1
     Section 2.02.    Certificates Representing Shares.................  1
     Section 2.03.    Transfer of Stock................................  2
     Section 2.04.    Transfer Agents and Registrars...................  2

ARTICLE 3  The Shareholders

     Section 3.01.    Place of shareholder Meetings....................  2
     Section 3.02.    Annual Shareholder Meeting.......................  2
     Section 3.03.    Special Shareholder Meetings.....................  2
     Section 3.04.    Notice of Shareholder Meetings...................  3
     Section 3.05.    Shareholder Quorum...............................  3
     Section 3.06.    Adjourned Shareholder Meetings and Notice Thereof  3
     Section 3.07.    Entry of Notice..................................  3
     Section 3.08.    Voting...........................................  3
     Section 3.09.    Action of Shareholders Without a meeting.........  4
     Section 3.10.    Proxies..........................................  4
     Section 3.11.    Definition of "Shareholder"......................  4

ARTICLE 4  The Board of Directors

     Section 4.01.    Number of Directors..............................  5
     Section 4.02.    Increase or Decrease of Directors................  5
     Section 4.03.    Election.........................................  5
     Section 4.04.    Vacancies........................................  5
     Section 4.05.    Annual Meeting...................................  6
     Section 4.06.    Regular Meetings.................................  6
     Section 4.07.    Other Meetings...................................  6
     Section 4.08.    Notice of Adjourned Meetings.....................  7

     Section 4.09.    Entry of Notice..................................   7
     Section 4.10.    Waiver of Notice.................................   7
     Section 4.11.    Quorum and Voting................................   7
     Section 4.12.    Adjournment......................................   7
     Section 4.13.    Action without Meeting...........................   7
     Section 4.14.    Telephonic Meeting...............................   8
     Section 4.15.    Fees and Compensation............................   8
     Section 4.16.    Indemnification of Officers, Employees and Agents   8
     Section 4.17.    Insurance........................................   8
     Section 4.18.    Powers of Directors..............................   8

ARTICLE 5  The Officers

     Section 5.01.    Officers.........................................  10
     Section 5.02.    Election.........................................  10
     Section 5.03.    Subordinate Officers.............................  11
     Section 5.04.    Removal and Resignation..........................  11
     Section 5.05.    Vacancies........................................  11
     Section 5.06.    President........................................  11
     Section 5.07.    Vice President...................................  11
     Section 5.08.    Secretary........................................  12
     Section 5.09.    Treasurer........................................  12
     Section 5.10.    Corporate Bank Accounts..........................  12
     Section 5.11.    Transfers of Authority...........................  13

ARTICLE 6  Miscellaneous

     Section 6.01.    Record Date and Closing Stock Books..............  13
     Section 6.02.    Shareholders' List for Meeting...................  13
     Section 6.03.    Inspection of corporate Records..................  13
     Section 6.04.    Checks, Drafts, etc..............................  14
     Section 6.05.    Contracts, etc., How Executed ...................  14
     Section 6.06.    Lost certificates of Stock.......................  14
     Section 6.07.    Representation of Shares of Other Corporations...  15
     Section 6.08.    Inspection of Bylaws.............................  15

ARTICLE 7  Amendments

     Section 7.01.    Power of Shareholders............................  15
     Section 7.02.    Power of Directors...............................  15

ARTICLE 8  Fair Price Requirements

     Section 8.01.    Fair Price Requirements..........................  15

ARTICLE 9  Business Combinations

     Section 9.01.  Business Combinations.............   16

                                     BYLAWS
                                       OF
                          CHECKMATE ELECTRONICS, INC.,
                             a Georgia Corporation


                                   ARTICLE 1

                                 Identification

          Section 1.01. Name. The name of the Corporation is Checkmate Electronics, Inc.

          Section 1.02. Offices. The principal business office of the Corporation shall be established by the Board of Directors and branch or subordinate offices may be established by the Board of Directors.

          Section 1.03. Seal. The seal of the Corporation will be circular in form and mounted upon a metal die, suitable for impressing the same upon paper. The use of the seal is not necessary on any corporate document and its use or nonuse shall not in any way affect the legality of the document.

          Section 1.04. Fiscal Year. The fiscal year of the Corporation will be determined by resolution of the Board of Directors.


                                   ARTICLE 2

                                 Capital Stock

          Section 2.01. Consideration for Shares. The capital stock may be issued for such consideration, expressed in dollars, not less than the par value thereof, if any, as shall be fixed from time to time by the Board of Directors. Treasury shares may be disposed of by the Corporation for such consideration expressed in dollars as may be fixed from time to time by the Board of Directors. In the event no-par shares are authorized, the capital of the Corporation shall be the consideration received for the shares unless the Board of Directors shall determine either (a) at the time of the issuance for shares issued for cash or (b) within sixty days after the issuance of shares issued for property other than cash, what part of the consideration for such shares shall be capital.

          Section 2.02. Certificates Representing Shares. Each holder of the capital stock of the Corporation is entitled to a certificate representing shares of stock of the corporation. Each certificate shall be in such form as shall be approved by the Board of Directors and shall set forth upon the face thereof the name of the Corporation and that it is organized under the laws of the State of Georgia, the name of the person to whom the certificate is issued, and the number and class of shares and the designation of the series, if any, the certificate represents. Each certificate shall be signed by the President (or a Vice President), and the secretary (or an Assistant Secretary), or such other officer or officers designated by the Board of Directors, either manually or by facsimile. If the person who signed a share certificate, either manually or in facsimile, no longer holds office when the certificate is issued, the certificate is nevertheless valid.

          Section 2.03. Transfer of Stock. Transfers of shares of the capital stock of the corporation shall be made only upon the books of the Corporation by the registered holder thereof, or by his or her duly authorized attorney, or with a transfer clerk or transfer agent appointed as provided in Section 2.04 hereof, and, in the case of a share represented by certificate, on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon.

          Section 2.04. Transfer Agents and Registrars. The Board of Directors may establish such other regulations as it deems appropriate governing the issue, transfer, conversion and registration of stock certificates, including appointment of transfer agents, clerks or registrars.


                                   ARTICLE 3

                                The Shareholders

          Section 3.01. Place of Shareholder Meetings. Meetings of the shareholders of the Corporation shall be held at such place as may be designed by the President or the Board of Directors.

          Section 3.02. Annual Shareholder Meetings. The annual shareholders' meeting shall be held at such time and place as may be designated in the notice of the annual meeting on the fifteenth day of the sixth month following the and of the Corporation's fiscal year, if this day is not a legal holiday, and if a holiday, then on the first following day that is not a legal holiday. In the event the annual shareholders' meeting is not held at such time, the Board of Directors, the Chairman of the Board of Directors, or the President or shareholders holding not less than a majority of the shares entitled to vote at the meeting may call and give notice of the time and place of the annual meeting. The failure to hold the annual meeting or to file a written consent in lieu thereof will not cause a forfeiture or dissolution of the Corporation.

          Section 3.03. Special Shareholder Meetings. Special shareholders' meetings may be called by the Board of Directors, the Chairman of the Board of Directors, or the President or, upon delivery to the Corporation's Secretary of a signed and dated written request setting forth the purpose or purposes for the meeting, on call of the holders of not less than a majority of all the shares entitled to be cast on any issue proposed to be considered at the proposed special meeting.

     Section 3.04. Notice of Shareholder Meetings. Written notice stating the place, day and hour of each shareholders' meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, must be delivered not fewer than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally, or by mail, or by other means of wire or wireless communication charges prepaid, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each registered shareholder entitled to vote at the meeting. If mailed, written notice is effective when deposited in the United States mail addressed to the shareholder at the shareholder's address as it appears an the stock transfer books of the Corporation, with postage prepaid.

     Section 3.05. Shareholder Quorum. Subject to any express provision of law or the articles of incorporation, a majority of the shares entitled to vote, represented in person or by proxy, is a quorum at all shareholders' meeting. once a share is represented, either in person or by proxy, for any purpose at a meeting other than solely to object to holding a meeting or transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is set for the adjourned meeting.

     Section 3.06. Adjourned Shareholder Meetings and Notice Thereof. Any shareholders' meeting, whether annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the holders of a majority of the voting shares at a meeting, or by the Chairman of the Board or the President of the Corporation.

     When any shareholders' meeting, either annual or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. As to any adjournment of less than thirty (30) days, it shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted, other than by announcement at the meeting at which the adjournment is taken. However, if a new record date for the adjourned meeting is or must be fixed under Section 6.01 herein, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date.

     Section 3.07. Entry of Notice. An entry in the minutes of any resting of shareholders, whether annual or special, to the affect that notice has been duly given shall be conclusive and incontrovertible evidence that due notice of the meeting was given to all shareholders as required by law and these Bylaws.

     Section 3.08. Voting. Voting may be viva voce or by ballot; provided, however, that all elections for Directors must be by ballot upon demand by a shareholder at any election and before the voting begins. Except as otherwise provided by law or by an express provision of the Articles of Incorporation, each outstanding share on the books of the Corporation as of the record date is entitled to one vote an each matter voted on at a shareholder's meeting and the vote of the holders of a majority of the shares entitled to vote represented in person or by proxy shall decide any question brought before the shareholders, meeting. Fractional shares shall not be entitled to any voting rights whatsoever. Unless otherwise provided in the articles of incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Shareholders do not have the right to cumulate their votes unless the Articles of incorporation so provide.

     Section 3.09. Action by Shareholders Without a Meeting. Any action required or permitted to be taken at a shareholders' meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action, or, if so provided in the articles of incorporation, by persons who would be entitled to vote at a meeting shares having voting power to cast not less than the minimum number (or numbers, in the case of voting by groups) of votes that would be necessary to authorize or take the action at a meeting at which all shareholders entitled to vote were present and voted. The action must be evidenced by one or more written consents describing the action taken, signed by shareholders entitled to take action without a meeting and delivered to the corporation for inclusion in the minutes or for filing with the corporate records. No written consent shall be valid unless the consenting shareholder has been furnished the main material that would have been required to be sent to the shareholders in a notice of a meeting at which the proposed action would have been submitted to the shareholders for action, including notice of any applicable dissenters' rights, or the written consent contains an express waiver of the right to receive the material otherwise required to be furnished. Written notice, together with the materials that would have been required to be sent in a notice of meeting, shall be given within tan (10) days of the taking of the corporate action without a meeting by less than unanimous written consent to all persons who are voting shareholders on the date the consent is first executed and who have not consented in writing.

     Section 3.10. Proxies. Every person entitled to vote or execute consents shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by the person or by the person's duly authorized agent and filed with the Secretary of the Corporation or other officer or agent authorized to tabulate votes; provided that no proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless the person executing it specified therein the length of time for which the proxy is to continue in force, which in no event shall exceed seven (7) years from the date of its execution. An appointment of proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

     Section 3.11. Definition of "Shareholder". As used in these Bylaws, the term "shareholder", and any term of like import, shall include all persons entitled to vote the shares held by a shareholder, unless the context in which the term is used indicates that a different meaning is intended.

                                   ARTICLE 4

                             The Board of Directors

     Section 4.01. Unless otherwise provided in the Articles of Incorporation, the Board of Directors of the Corporation shall consist of not less than three
(3) nor more than nine (9) Members. The precise number of Directors within the above limits shall be fixed by resolution of either the shareholders or the Board of Directors from time to time. The members of the Board of Directors need not be shareholders. Unless otherwise limited by the Articles of Incorporation the minimum and maximum number of members of the Board of Directors may be increased or decreased from time to time as provided in section 4.02 below.

     Section 4.02. Increase or Decrease of Directors. Within the limits, if any, expressed in the Articles of incorporation, the minimum and maximum number of Directors of the Corporation may be increase or decreased from time to time, at a meeting of the shareholders, by the affirmative vote of a majority of the issued and outstanding shares of the capital stock of the corporation. This section of the Bylaws may be amended only by the affirmative vote, at a meeting of the shareholders, of a majority of the issued and outstanding shares of the capital stock of the Corporation or by a written consent signed by all of the shareholders. No decrease in the number or minimum number of directors, through amendment of the articles of incorporation or of the bylaws or otherwise, shall have the effect of shortening the term of any incumbent director.

     Section 4.03. Election. Members of the initial Board of Directors shall hold office until the first annual shareholders' meeting or until their successors shall have been elected and qualified. At the first annual shareholders' meeting and at each annual meeting thereafter, or by written consent filed in lieu of an annual meeting, the shareholders shall elect Directors to hold office until the time for the next succeeding annual meeting. if any annual shareholders' meeting is not held and a written consent in lieu of an annual meeting is not filed; or the Directors are not elected, the Directors may be elected at any special shareholders, meeting held for that purpose or by the filing of a special written consent. Each Director shall hold office for the term for which the Director is elected or until the Directors successor shall be elected and qualified.

     Section 4.04. Vacancies. Unless the Articles of Incorporation provide otherwise, any vacancy occurring an the Board of Directors may be filled by the affirmative vote of the remaining Directors though less than a quorum at the Board of Directors was present, or by a sole remaining Director. A Director elected to fill a vacancy shall be elected for the unexpired term of the Director's predecessor in office.

     A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any Director, or if the authorized number of Directors be increased, or if the shareholders fail at any annual or special meeting of shareholders at which any Director or Directors are elected to elect the full authorized number of Directors to be voted for at that meeting, or if a vacancy is declared by the Board of Directors for any reason permitted by law.

     The shareholders may elect a Director or Directors at any time to fill any vacancy or vacancies not filled by the Board of Directors. If the Board of Directors accepts the resignation of a Director tendered to take effect at a future time, the Board of Directors shall have power to elect a successor to take office when the resignation is to become effective.

     Section 4.05 Annual Meeting. Immediately after the annual meeting of the shareholders, at the same place as the annual meeting of the shareholders or such other place as may be provided in a notice thereof, the Board of Directors shall meet each year for the purpose of organization, election of officers, and consideration of any other business that may properly be brought before the meeting. No notice of any kind to either old or new members of the Board of Directors for this annual meeting shall be necessary unless the meeting is to be held at a place other than the place of the meeting of the shareholders, in which case notice of the place of the meeting shall be given as provided in
Section 4.07.

     Section 4.06. Regular Meetings. Regular meetings of the Board of Directors shall be held at the times and places within or without the State of Georgia as may be designated from time to time by resolution of the Board of Directors or by written consent of all members of the Board of Directors. No notice of any kind to members of the Board of Directors for these regular meetings shall be necessary unless the meeting is to be held at a place other than the principal business office of the Corporation, in which case notice of the place of the meeting shall be given as provided in section 4.07.

     Section 4.07. Other Meetings. Other meetings of the Board of Directors for any purpose or purposes may be hold at any time upon call by the chairman of the Board of Directors or the President. The other meetings may he hold at any place within or without the State of Georgia as may be designated from time to time by resolution of the Board of Directors or by written consent of all Directors.

     Written notice, if required, of the time and place of other meetings shall be delivered personally to each Director or sent to each Director by mail or other form of written communication, charged prepaid, addressed to the Director at the Director's address as it is shown upon the records of the corporation or, if it is not so shown on the Corporation's records or is not readily ascertainable, at the place in which the meetings of the Directors are regularly held. In case the notice is mailed or telegraphed or delivered by facsimile transmission, it shall be deposited in the United States mail or delivered to the telegraph company or delivered by facsimile transmission at least twenty-four (24) hours prior to the time of the holding of the meeting. in case the notice is delivered personally an above provided, it shall be so delivered at least twelve (12) hours prior to the time of the holding of the meeting. The mailing, telegraphing, telefaxing or delivery as above provided, shall constitute due, legal and personal notice to the Director.

     Notice to any director may also be oral if oral notice is reasonable under the circumstances.

     Section 4.08. Notice of Adjourned Meetings. Notice of the time and place of holding an adjourned meeting need not be given to absent Directors if the time and place be fixed at the meeting adjourned.

     Section 4.09. Entry of Notice. An entry in the minutes of any special meeting of the Board of Directors to the effect that notice has been duly given shall be conclusive and incontrovertible evidence that due notice of the special meeting was given to all Directors as required by law and by these Bylaws.

     Section 4.10. Waiver of Notice. The transactions of any meeting of the Board of Directors, however, called and noticed or wherever held, shall be as valid as though had at a meeting duly hold after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the Directors not present signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     Section 4.11. Quorum and Voting. At all meetings of the Board of Directors or any committee thereof, a majority of the authorized number of Directors, or, in the event that a flexible number of Directors is authorized by the Articles of Incorporation or these Bylaws, a majority of the number in office immediately before the meeting begins, shall be necessary to constitute a quorum for the transaction of business, except to adjourn an hereinafter provided. Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors or of the committee unless a greater number be required by the Articles of incorporation, these Bylaws. or applicable law. If the number of Directors is one or two, the unanimous consent of the Directors shall be necessary for Board of Directors, action.

     Section 4.12. Adjournment. A quorum of the Directors may adjourn any Directors' meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum, a majority of the Directors present at any Directors meeting either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors.

     Section 4.13. Action Without Meeting. Any action required or permitted to be taken by the Board of Directors or any committee thereof under the Articles of Incorporation, these Bylaws, or under applicable law, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, shall individually or collectively consent, in writing, to the action. Any action by written consent shall have the same force and effect as a unanimous vote of all Directors. All written consents must be delivered to the corporation for inclusion in the minutes or filing with the corporate records.

     Section 4.14. Telephonic Meeting. members of the Board of Directors of the Corporation or any committee designated by the Board of Directors may participate in any meeting of the Board or such committee by the use of any means of communication by which all persons participating in the meeting may simultaneously hear each other during the meeting. Participation in a meeting pursuant to this Section 4.14 constitutes presence in person at such meeting.

     Section 4.15. Fees and Compensation. Directors shall not receive any stated salary for their services as Directors or as members of committees, but, by resolution of the Board of Directors, a fixed fee, with or without expenses of attendance, may be allowed to Directors for the Directors' services. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity as an officer, agent, employee or otherwise, and receiving compensation therefor.

     Section 4.16. Indemnification of Officers, Employees and Agents. The Corporation may indemnify and advance expenses to an officer, employee or agent who is not a director to the extent permitted by the articles of incorporation, the bylaws or by law.

     Section 4.17. Insurance. The Corporation may purchase and maintain insurance, at its expense, on behalf of an individual who is or was a director, officer, employee or agent of the Corporation or who, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by him or her in any such capacity or arising from his or her status as a director, officer, employee or agent, whether or not the Corporation would have power to indemnify him or her against the same liability.

     Section 4.18. Powers of Directors. Subject to limitations of the Articles of incorporation, of these Bylaws, and of applicable law as to action to be authorized or approved by the shareholders and subject to the duties of Directors as prescribed by these Bylaws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be controlled by, the Board of Directors. Without Prejudice to these general powers, but subject to the same limitations it is hereby expressly declared that the Directors shall have the following powers:

     First: To select and remove all officers, agents and employees of the Corporation, prescribe such powers and duties for them as may not be inconsistent with law, with the Articles of incorporation or these Bylaws, fix their compensation, and require from them security for faithful service.

     Second: To conduct, manage and control the affairs and business of the Corporation and to make such rules and regulations therefor not inconsistent with law, with the Articles of Incorporation or these Bylaws, as they may deem best.

     Third: To change the registered office from one location to another; to fix and locate from time to time one or more subsidiary offices of the Corporation, within or without the State of Georgia; to designate any place within or without the State of Georgia for the holding of any shareholders' meeting or meetings; and to adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of the seal and of the certificates from time to time, as in their judgment they may deem best, provided the seal and the certificates shall at all times comply with the provisions of law.

     Fourth: To borrow money and incur indebtedness for the purposes of the Corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgagee, pledges, hypothecations or other evidences of debt and securities therefor.

     Fifth: To authorize the issue of shares of the capital stock of the corporation from time to time, upon such terms as may be lawful, in consideration of money paid, labor done or services actually rendered, debts or securities canceled, tangible or intangible property actually received or such other consideration as may be authorized by law.

     Sixth: To adopt and administer, or provide for the administration of, employee stock purchase plans, employee stock option plans and any other plans or arrangements whereby Directors, officers, employees or agents of the Corporation or any other entity may be entitled to acquire authorized but unissued or treasury stock or other securities of the corporation, upon such terms and conditions as may from time to tine be permitted by law.

     Seventh: To appoint an Executive Committee and other committees, and to delegate to the Executive Committee or such other committees any of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. The Board of Directors shall have the power to prescribe the manner in which proceedings of the Executive Committee and other committees shall be conducted. The committees shall keep regular minutes of their meetings and report the same to the Board of Directors when required. The Executive Committee must be composed of two (2) or more Directors. Any such committee, to the extent specified by the Board of Directors, Articles of Incorporation or Bylaws, shall have and may exercise all of the authority of the Board of Directors in the management of the business affairs of the Corporation, except that it may not (1) approve or propose to shareholders action that the Georgia Business Corporation Code requires to be approved by shareholders, (2) fill vacancies on the Board of Directors or any of its committees, (3) amend the Articles of Incorporation, (4) adopt, amend, or repeal Bylaws or (5) approve a plan of merger not requiring shareholder approval. The creation of, delegation of authority to or action by a committee does not alone constitute compliance by a director with the standards of conduct described in Georgia Business Corporation Code Section 14-2-830.

     Eighth: To lend money in furtherance of any of the purposes of the Corporation; to invest the funds of the Corporation from time to time; and to take and hold any property as security for the payment of funds so loaned or invested.

     Ninth: To lend money to employees, officers and Directors, and to otherwise assist employees, officers and Directors. Loans to members of the Board of Directors shall be made only upon the approval of a majority of the Board of Directors excluding the Director to whom the loan is to be made.

     Tenth: To declare dividends upon the capital stock of the Corporation in cash, in property, or in shares of the capital stock, subject to the limitation of the Articles of Incorporation and of applicable law. Before payment at any dividend, there may be set aside out of the funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingency . Las, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interests of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.


                                   ARTICLE 5

                                  The Officers

     Section 5.01. Officers. The officers of the corporation shall be a President a Secretary and a Treasurer, and each of them shall be appointed by the Board of Directors. The Corporation may also have such other executive officers, including one or more vice presidents, one or more Assistant Secretaries and one or more Assistant Treasurers, and subordinate officers as may be appointed in accordance with the provisions of Section 9.03 of this
Article 5. officers, other than the President, need not be Directors. One person may hold two or more offices, except those of President and Secretary. However, if the Corporation only has one shareholder, then one person may hold the offices of both President and Secretary.

     Section 5.02. Election. The officers of the Corporation, except those officers as may be appointed in accordance with the provisions of section 5.03 or Section 5.05 of this Article, shall be chosen annually by the Board of Directors, and each shall hold office until the officer shall resign or shall be removed or otherwise disqualified to serve, or the officer's successor shall be elected and qualified provided that officers may be appointed at any time by the Board of Directors, or, as permitted by Section 5.03 of this Article, by the President, for the purpose of initially filling an office or filling a newly created or vacant office.

     Section 5.03. Subordinate Officers. The Board of Directors may appoint, and may empower the President to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for the term, have the authority and perform the duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.

     Section 5.04. Removal and Resignation. Any officer may, subject to any contractual arrangements between the officer and the Corporation, be removed, either with or without cause, by a majority of the Directors in office at the time, at any regular or special meeting of the Board of Directors, or, except in the case of an officer chosen by the Board of Directors, by the President or any other officer upon whom the power of removal may be conferred by the Board of Directors.

     Any officer may resign at any time by giving written notice to the Board of Directors or to the President, or to the Secretary of the Corporation. Any resignation shall take effect at the date of the receipt of the notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of a resignation shall not he necessary to make it effective.

     Section 5.05. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause, shall be filled in the manner prescribed in these Bylaws for regular appointments to that office.

     Section 5.06. President. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board of Directors or an officer senior to the President, if there be such an officer, the President shall be the chief executive officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation. The President shall preside at all meetings of the shareholders, and, in the absence of the Chairman of the Board, or Vice Chairman, or officer, if any, senior to the President, at all meetings of the Board of Directors. The President shall be ex officio a member of all the standing committees, including the Executive Committee, if any, and shall have the general powers and duties of management usually vested in the office of president of a Corporation, and such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

     Section 5.07. Vice Presidents. in the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President and be subject to all the restrictions upon the President. The vice Presidents shall have such other powers and perform such other duties as may be prescribed for them respectively by the Board of Directors, the President, the officer, if any, senior to the President or these Bylaws.

     Section 5.08. Secretary. The Secretary shall keep or cause to be kept, at the principal business office or such other place as the Board of Directors may order, a back of minutes of all meetings of Directors and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at Directors' meetings, the number of shares present or represented at shareholders' meetings, and the proceedings thereof.

     The Secretary shall keep or cause to be kept, in any form permitted by law, at the principal business office or at the office of the Corporation's transfer agent, a stock register, or a duplicate stock register, revised at least annually, showing the names of the shareholders and their addresses and the number and classes f shares hold by each shareholder.

     The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board of Directors and written consents in lieu thereof required by these Bylaws or by law to be given, and shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors, the President or these Bylaws.

     Section 5.09. Treasurer. The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account.

     The Treasurer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositories as way be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the President and Board of Directors, whenever they request it, an account of all transactions as Treasurer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors, the President or these Bylaws. if required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sun and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of office of Treasurer and for the restoration to the corporation, in case of death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer's possession or under the Treasurer's control belonging to the Corporation.

     Section 5.10. Corporation Bank Accounts. Bank accounts in the name of the corporation may be opened without the approval of the Board of Directors it opened with the consent of both the President and Treasurer of the corporation. The Treasurer shall inform the Board of Directors of any bank account opened by the president and Treasurer of the Corporation pursuant to the authority granted in this section at the next meeting of the Board of Directors.

     Section 5.11. Transfers of Authority. In case of the absence of any officer of the Corporation, or for any reason that the Board of Directors may consider sufficient, the Board of Directors may transfer the powers or duties of that officer to any other officer or to any Director or employee of the Corporation, provided a majority of the full Board of Directors concurs.


                                   ARTICLE 6

                                 Miscellaneous

     Section 6.01. Record Date and Closing Stock Books. The Board of Directors may fix a time in the future, as a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive any dividend or distribution, or any allotment of rights, or to exercise rights in respect to any change, conversion or exchange of shares. The record date so fixed shall not be more than sixty
(60) days prior to the date of the meeting or event for the purposes of which it is fixed. When a record date is so fixed, only shareholders of record On that date shall be entitled to notice of and to vote at the meeting or any adjournment thereof, or to receive the dividend, distribution or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date. The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of the sixty (60) day period. The record date shall apply to any adjournment of the meeting, except that the Board of Directors shall fix a new record date for the adjourned meeting if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

     Section 6.02. Shareholders List for Meeting. After fixing a record date for a meeting, the Corporation shall prepare an alphabetical list of the names of all shareholders who are entitled to notice of the shareholders' meeting. The list shall be arranged by voting group (and within each voting group by class or series of shares) and show the address of and number of shares hold by each shareholder. The Corporation shall make the shareholders' list available for inspection by any shareholder, his or her agent, or his or her attorney at the time and place of the meeting.

     Section 6.03. Inspection of Corporate Records. The share register or duplicate share register, the books of account and minutes of proceedings of the shareholders and the Board of Directors and the Executive Committee, if any, shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any reasonable time, and for a purpose reasonably related to his interests as a shareholder or as the holder of a voting trust certificate, and shall be exhibited at any time when required by the demand at any shareholders' meeting of tan percent (10%) of the shares represented at the meeting. The inspection may be made in person or by an agent or attorney, and shall include the right to make extracts. Demand of inspection other than at a shareholders' meeting shall be made in writing upon the President or the Secretary of the Corporation.

     Section 6.04. Checks, Drafts. etc. All checks, drafts, bonds, bills of exchange, or other orders for payment of money, notes, or other evidences of indebtedness issued in the name of or payable to the Corporation shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

     Section 6.05. Contracts, etc., How Executed. The Board of Directors, except as in these Bylaws otherwise provided may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument or document in the name of and on behalf of the Corporation, and the authority may be general or confined to specific instances. Unless otherwise specifically determined by the Board of Directors or otherwise required by law, formal contracts, promissory notes and other evidences of indebtedness, deeds of trust, mortgages and corporate instruments or documents requiring the corporate seal, and certificates for shares of stock owned by the Corporation shall be executed, signed or endorsed by the President (or any Vice President) and by the Secretary (or any Assistant Secretary) or the Treasurer (or any Assistant Treasurer). The Board of Directors may, however, authorize any one of these officers to sign any of such instruments, for and on behalf of the Corporation, without necessity of countersignature; may designate officers or employees of the Corporation, other than those named above, who may, in the name of the Corporation, sign such instruments and may authorize the use of facsimile signatures for any of such persons. No officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit to render it liable for any purpose or to any amount except as specifically authorized in these Bylaws or by the Board of Directors in accordance with these Bylaws.

     Certificates for shares may be issued prior to full payment under such restrictions and for such purposes as the Board of Directors or these Bylaws may provide; provided, however, that any certificate so issued prior to full payment shall state the amount remaining unpaid and the terms of payment thereof.

     Section 6.06. Lost Certificates of Stock. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, destroyed, or stolen, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing the issue of a new certificate or certificates, the Board of Directors may, in its discretion, and as a condition precedent to the issuance thereof, require the owner of the lost or destroyed certificate or certificates, or the shareholder's legal representative, to advertise the same in any manner as it shall require or give the Corporation a bond in any sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed, or both.

     Section 6.07. Representation of Shares of Other Corporations. The President (or any Vice President) and the Secretary (or any Assistant Secretary) of this Corporation are authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this Corporation. The authority herein granted to theme officers to vote or represent on behalf of this Corporation any and all shares held by this corporation in any other corporation or corporations may be exercised either by these officers in person or by any persons authorized to do by proxy or power of attorney duly executed by these officers.

     Section 6.08. Inspection of Bylaws. The Corporation shall keep in its resident office for the transaction of business the original or a copy of the Bylaws as amended or otherwise altered to date, certified by the Secretary, which shall be open to inspection by the shareholders at all reasonable times during office hours.


                                   ARTICLE 7

                                   Amendments

     Section 7.01. Power of Shareholders. Now Bylaws may be adopted or these Bylaws may be amended or repealed by the vote or written consent of shareholders entitled to exercise a majority of the voting power of the Corporation, unless i greater number is required by law, by the Articles of Incorporation or by these Bylaws.

     Section. 7.02. Power of Directors. Subject to the right of shareholders as provided in Section 7.01 of this Article 7 to adopt, amend or repeal Bylaws, these Bylaws may be adopted, amended, or repealed by the Board of Directors; provided however, that a Bylaw or amendment thereof changing the minimum and maximum number of Directors may be adopted, amended or repealed only by the shareholders, except that if a flexible number of Directors is authorized by the Articles of Incorporation or these Bylaws, a Bylaw or amendment thereof fixing the exact number of Directors within the limits specified in the Articles of Incorporation or theme Bylaws may be adopted, amended or repealed by the Board of Directors.


                                   ARTICLE 8

                            Fair Price Requirements

     Section 8.01 Fair Price Requirements. All of the requirements of Article 11, Part 2, of the Official Code of Georgia Annotated, included in Sections 14-2-1110 through 1113 (and any successor provisions thereto), shall be applicable to the Corporation in connection with any business combination, as defined therein, with any interested shareholder, as defined therein.


                                   ARTICLE 9

                             Business Combinations

     Section 9.01 Business Combinations. All of the requirements of Article 11, Part 3, of the Official Code of Georgia Annotated, included in Section 14-2-1131 through 1133 (and any successor provisions thereto), shall be applicable to the Corporation in connection with any business combination, as defined therein, with any interested shareholder, as defined therein.